Exhibit 99.1

Acropolis Infrastructure Acquisition Corp.

(formerly known as AP Caps III, Corp.)

PRO FORMA BALANCE SHEET

	Actual as of July 13, 2021	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash	$559,752	$900,000	(2)	$559,752
		(900,000)	(3)

Prepaid expenses	16,800	1,625,246	(4)	1,642,046
Total current assets	576,552	1,625,246		2,201,798

Cash held in Trust Account	300,000,000	45,000,000	(1)	345,000,000

Total Assets	$300,576,552	$46,625,246		$347,201,798

Liabilities and STOCKholders' Equity
Current liabilities:
Accrued offering costs	$50,000	$17,640	(5)	$67,640
Advance from related party	-	1,625,246	(4)	1,625,246
Total current liabilities	50,000	1,642,886		1,692,886

Deferred underwriting commissions	10,500,000	1,575,000	(3)	12,075,000

Total liabilities	10,550,000	3,217,886		13,767,886

Commitments and Contingencies
Class A common stock subject to possible redemption; 28,502,655 and 32,843,391 shares (at $10.00 per share), actual and adjusted	285,026,550	43,407,360	(6)	328,433,910

Stockholders' Equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-			-
Class A common stock, $0.0001 par value, 800,000,000 shares authorized, 1,497,345 and 1,656,609 shares issued and outstanding (excluding 28,502,655 and 32,83,391 shares subject to possible redemption), actual and adjusted	150	450	(1)	166
		(434)	(6)
Class B common stock, $0.0001 par value, 199,000,000 shares authorized, 8,625,000 and 8,625,000 shares issued and outstanding, actual and adjusted (1)	863			863
Additional paid-in capital	4,999,454	44,999,550	(1)	4,999,438
		900,000	(2)
		(900,000)	(3)
		(1,575,000)	(3)
		(17,640)	(5)
		(43,406,926)	(6)
Accumulated deficit	(465)			(465)
Total Stockholders' Equity	5,000,002	-		5,000,002
Total Liabilities and Shareholders' Equity	$300,576,552	$46,625,246		$347,201,798

Acropolis Infrastructure Acquisition Corp.

(formerly known as AP Caps III, Corp.)

Note to Pro Forma Financial Statement

(unaudited)

NOTE 1 - CLOSING OF OVERALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Financial Statement presents the Balance Sheet of Acropolis Infrastructure Acquisition Corp. (formerly known as AP Caps III, Corp) (the “Company”) as of July 13, 2021, adjusted for the closing of the underwriters’ overallotment option and related transactions which occurred on August 3, 2021 as described below.

On August 3, 2021, the Company consummated the sale of 4,500,000 over-allotment units pursuant to the underwriters’ exercise of their over-allotment option. Such over-allotment units were sold at $10.00 per unit, generating gross proceeds of $45,000,000. Substantially concurrently with the closing of the sale of the over-allotment units, the Company consummated the private sale of an additional 600,000 private placement warrants at a purchase price of $1.50 per private placement warrant to Acropolis Infrastructure Acquisition Sponsor, L.P., the Company's sponsor, generating gross proceeds of $900,000.  Following the closing of the over-allotment option and sale of additional private placement warrants, a total of $345,000,000, including approximately $12,075,000 of the underwriters’ deferred discount, was held in a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. As a result of the underwriters' election to partially exercise their overallotment option, 1,125,000 founder shares are no longer subject to forfeiture.

Pro forma adjustments to reflect the exercise of the underwriters’ overallotment option are as follows:

	Pro forma entries
1.	Cash held in Trust Account	45,000,000
	Class A common stock		450
	Additional paid-in capital		44,999,550
	To record sale of 4,500,000 Overallotment Units at $10.00 per Unit.

2.	Cash	900,000
	Additional paid-in capital		900,000
	To record proceeds from sale of Private Placement Warrants..

3.	Additional paid-in capital	900,000
	Cash		900,000
	Additional paid-in capital	1,575,000
	Deferred underwriter compensation		1,575,000
	To record payment of cash & deferred underwriting fee on overallotment option.

4.	Prepaid expenses	1,625,246
	Advances from related party		1,625,246
	To record payment of directors & officers’ insurance by related party.

5.	Additional paid-in capital	17,640
	Accrued offering costs		17,640
	To record additional accruals at close of exercise.

6.	Class A ordinary shares	434
	Additional paid-in capital	43,406,926
	Class A common stock subject to conversion		43,407,360
	To restore total equity above $5,000,001.

F-2